UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2013

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b); (c)

General Electric Company has appointed Jan R. Hauser, 54, Vice President, Controller and Chief Accounting Officer, effective April 15, 2013.  Ms. Hauser will succeed Jamie S. Miller who has been named Senior Vice President and Chief Information Officer, effective April 15.

Ms. Hauser has served as a partner with PricewaterhouseCoopers LLP (PwC) for over 19 years and is one of the leaders in the Accounting Services Group of the PwC National Professional Services Group.  She also served as a Professional Accounting Fellow in the Office of the Chief Accountant at the Securities and Exchange Commission from 1991 to 1993.  Ms. Hauser is a member of the Financial Accounting Standards Advisory Council, a group that advises the Financial Accounting Standards Board on matters related to board projects and agenda prioritization.  Ms. Hauser also is a member of the Financial Reporting Committee of the Institute of Management Accountants, an organization that regularly provides commentary and feedback on important standard-setting activities.  In addition, Ms. Hauser had been a member of the Emerging Issues Task Force from 2005 through 2011.

Ms. Hauser will receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at levels consistent with her seniority and scope of responsibility.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: March 18, 2013	/s/ Brackett B. Denniston III
Brackett B. Denniston III Senior Vice President and General Counsel

(3)